EXHIBIT 10.25
AMENDMENT
TO THE MITCHAM INDUSTRIES, INC.
2000 STOCK OPTION PLAN
     3. Stock Subject to the Plan. Subject to the provisions of Section 12of this Plan, the maximum aggregate number of shares of Stock which may be optioned and sold under the Plan is 1,000,000 shares. The Shares may be authorized, but unissued, or reacquired Stock. If an Option expires or becomes unexercisable for any reason without having been exercised in full, theunpurchased Shares which were subject thereto shall, unless the Plan has beenterminated, become available for future grant under the Plan.